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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

CENTIV, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

998 Forest Edge Drive, Vernon Hills, Illinois 60061
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 876-8300

(Former name or former address, if changed since last report.)

Item 5.    Other Items

        On December 16, 2002, Centiv, Inc. (the "Company") received notification from Nasdaq that the Company does not, based upon its 10-Q for the period ended September 30, 2002, comply with the Nasdaq Marketplace Rule that require the Company to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq is reviewing the Company's eligibility for continued listing in light of this deficiency and has given the Company until December 31, 2002 to provide a specific plan to achieve and sustain compliance with all of the Nasdaq SmallCap Market listing requirements. Failure to achieve compliance may result in the Company's common stock ceasing to be listed on the Nasdaq SmallCap Market.

        The Company's Board of Directors is considering various alternatives to address this issue.

Item 7.    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired.

      Not Applicable.

  (b)
  Pro Forma Financial Information.

      Not Applicable.

  (c)
  Exhibits.

99.1	Press Release dated December 17, 2002 announcing receipt of Nasdaq notification.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.
Date: December 18, 2002	By:	/s/ THOMAS M. MASON Thomas M. Mason Chief Financial Officer

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  Item 5. Other Items
  Item 7. Financial Statements and Exhibits
SIGNATURE